UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

January 15, 2013

INNOVUS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

000-52991	87-0324697
(Commission File Number)	(IRS Employer Identification No.)

4275 Executive Square, Suite 207, San Diego CA, 92037

(Address of Principal Executive Offices)      (Zip Code)

858-964-5123

(Registrant's Telephone Number, Including Area Code)

80 W. Sierra Madre Blvd., #392, Sierra Madre, CA 91024

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03    Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 15, 2013, Henry Esber, Ph.D., a member of our Board of Directors, loaned us $70,000 pursuant to a convertible debenture with the same terms as the convertible debentures we issued in January 2012, described in our Form 10-Q for the period ended March 31, 2012, except that such debenture will be payable at the earlier of January 13, 2014 or when we complete a financing of a minimum of $4 million.

On January 22, 2013, Bassam Damaj, Ph.D., entered into a convertible debenture with our company, providing that from time to time, we may request advances of up to $250,000 in the aggregate, which Dr. Damaj may agree to make in his sole discretion. The convertible debenture otherwise has the same terms as the convertible debentures we issued in January 2012, described in our Form 10-Q for the period ended March 31, 2012, except that the outstanding principal and interest due under such note will be payable at the earlier of January 13, 2014 or when we complete a financing of a minimum of $4 million.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2013, our Board of Directors:

•	appointed Bassam Damaj, Ph.D., age 45, to serve as our President and Chief Executive Officer, effective January 22, 2013;
•	in connection with such appointment, our Board of Directors accepted the resignation of Vivian Liu as President, Chief Executive Officer and Chief Financial Officer, also effective January 22, 2013;
•	increased the size of the Board of Directors to five, and appointed Dr. Damaj and Ramon Jadra to fill the vacancies created by such expansion; and
•	appointed Henry Esber, Ph.D., as Chairman of the Board.

Ms. Liu will continue to serve as a member of the Board of Directors.

In his capacity as President and Chief Executive Officer, Dr. Damaj will be the Company’s interim principal financial officer until the Company retains a Chief Financial Officer.

Dr. Damaj served as President and Chief Executive Officer of Apricus Biosciences, Inc. (NASDAQ: APRI), a pharmaceutical company, from December 2009 until November 2012. Before Apricus, Dr. Damaj was a co-founder of Bio-Quant, Inc., a provider of pre-clinical CRO testing services, and served as the Chief Executive Officer and Chief Scientific Officer and a Director of Bio-Quant’s board of directors from its inception in June 2000 until its acquisition by Apricus Biosciences in December 2009. In addition, Dr. Damaj was the founder, Chairman, President and Chief Executive Officer of R&D Healthcare, a wholesale drug distribution company, from November 2012 until the sale of the business unit in January 2013, and the co-founder of Celltek Biotechnologies, a biotechnology company based in Quebec, Canada. He also served as a Director of the Board of Directors at CreAgri, Inc., a biotechnology company based in Hayward, California, from January 2006 until February 2012 and was Member of Scientific Advisory Board of MicroIslet, Inc., a cell therapeutics company, from 2007 to 2008.

Dr. Damaj is the author of the Immunological Reagents and Solutions reference book, the inventor of many patents and author of numerous peer reviewed scientific publications. Dr. Damaj won a US Congressional award for the Anthrax Multiplex Diagnostic Test in 2003. Dr. Damaj holds a Ph.D. degree in Immunology/Microbiology from Laval University and completed a postdoctoral fellowship in molecular oncology from McGill University.

In connection with the appointment of Dr. Damaj as President and Chief Executive Officer, we entered into an employment agreement with Dr. Damaj on January 22, 2013. Under the terms of the employment agreement, Dr. Damaj will earn a base salary of $375,000 for the first year of the agreement, increasing to $440,000 in the second year and increasing a minimum of 10% per year thereafter. Dr. Damaj’s salary will be accrued and not paid for so long as payment of such salary would jeopardize our ability to continue as a going concern. Dr. Damaj will also be entitled to earn an annual cash bonus based on performance objectives approved by the Board, with an annual target cash bonus of 75% of base salary. Dr. Damaj is also entitled to receive a grant of restricted stock units covering 6,000,000 shares of common stock. 2,000,000 of such shares will vest upon grant, and the remaining 4,000,000 shares will vest in eight equal quarterly installments beginning on April 1, 2013. The vested portion of this restricted stock unit grant will be settled with a like number of common shares on the earliest of (1) the termination of Dr. Damaj’s employment, (2) a change in control of our company, or (3) January 22, 2020. Upon any termination of Dr. Damaj’s employment, Dr. Damaj will be entitled to all accrued and unpaid salary and benefits, certain personal computer and telecommunications equipment and the continuation of health benefits for a period of 12 months. In the event we terminate Dr. Damaj’s employment without cause or Dr. Damaj resigns for good reason, Dr. Damaj will be entitled to a severance payment equal to 1.5 times his then base salary and annual target bonus amount, or 2 times his then base salary and annual target bonus amount if such termination occurs within 24 months of a change of control, and continuation of health benefits for a period of 24 months.

Dr. Damaj is a first cousin of director Ziad Mirza.

As noted above, Dr. Damaj was President, Chief Executive Officer and a member of the board of directors of Apricus BioSciences until November 2012. Our company and Apricus Biosciences entered into a series of transactions with each other in 2011 and 2012 described in our Form 10-K for the year ended December 31, 2011, and Form 8-K filed on October 9, 2012.

Item 7.01    Regulation FD Disclosure.

On January 22, 2013, we issued a press release disclosing the appointment of Dr. Damaj as President and Chief Executive Officer and certain other matters.

A copy of such press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued January 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2013

By:	/s/ Bassam Damaj
Name:	Bassam Damaj
Title:	President and Chief Executive Officer

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